UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2010
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02(e)    Compensatory Arrangements For Certain Officers

Amended and Restated 2009 Stock Incentive Plan

On July 28, 2010, Doral Energy Corp. (the "Company") amended its 2009 Stock Incentive Plan adopted on April 29, 2009 (the "2009 Plan") to increase the maximum number of shares of common stock available for issuance under the plan from 8,500,000 post-split shares to 14,500,000 shares. The Board of Directors may at any time after August 1, 2010, and from time to time thereafter, increase the maximum aggregate number of shares of common stock available for issuance under the 2009 Plan, provided, upon such increase, that the maximum aggregate number of shares of common stock that may be issued under the 2009 Plan shall not be greater than 15% of the total number of shares of common stock outstanding.

No other changes to the 2009 Plan were made.

The above description of the Amended 2009 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended 2009 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements And Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	Amended and Restated 2009 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: July 30, 2010
	By:	/s/ Everett Willard Gray, II
EVERETT WILLARD GRAY, II
Chief Executive Officer